                                                                     EXHIBIT (1)


                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Ordinary Shares, par value $0.10 per share, of GCR Holdings Limited, and further agree to the filing of this Agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date:  February 9, 1996               JOHNSON & HIGGINS


                                      By: /s/ Joseph D. Roxe
                                          ------------------------------
                                          Name:  Joseph D. Roxe
                                          Title: Senior Vice President
                                                   and Director
                                                 Chief Financial Officer


                                      JOHNSON & HIGGINS (BERMUDA)
                                      LIMITED


                                      By: /s/ Joseph D. Roxe
                                          ------------------------------
                                          Name:  Joseph D. Roxe
                                          Title: Treasurer


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